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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated January 5, 2005, (except as to Note 12(a), as to which the date is XXXX, 2005) in this Registration Statement on Form F-1 and related Prospectus of Shamir Optical Industry Ltd. dated February 11, 2005.

/s/ Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global	Tel-Aviv, Israel XXXX, 2005

        The foregoing consent is in the form that will be signed upon the completion of the reorganization of Shamir's equity as described in Note 12(a) to the consolidated financial statements and the change of its legal status from an A.C.S. to a corporate as described in Note 1(a) to the consolidated financial statements.

/s/ Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global	Tel-Aviv, Israel February 10, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM